Danimer Scientific Announces Second Quarter 2022 Results

BAINBRIDGE, GA – August 9, 2022 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, announced today its financial results for the second quarter ended June 30, 2022.

Stephen E. Croskrey, Chairman and Chief Executive Officer of Danimer commented, “Our customer conversations and business development efforts are moving forward. Our leadership position in research and development for PHA-based resins is strengthening our existing relationships while also creating new interest in our best-in-class biodegradable offerings. In June, we successfully started commissioning Phase II of our Kentucky Facility, which is performing better than our initial expectations. As we think beyond Kentucky, we were very pleased to have recently announced our major milestone with the Department of Energy in support of our capacity expansion.”

Mr. Croskrey continued, “Interest in our solutions is higher than it’s ever been and we currently expect several significant customer product launches in the fourth quarter 2022 and into 2023. In the near term, many of our existing and potential customers are facing supply chain bottlenecks, inflation and overall economic uncertainty that impact the timing of orders and deliveries. We are excited to continue working closely with our customers to capture the immense long-term opportunity to transform the plastics market.”

Second Quarter 2022 Financial Highlights

•
Revenues in the second quarter were $12.7 million. PHA-based product sales were up 85% from the comparable period in the prior year, expanding to 61% of total revenue compared to 29% in the second quarter of 2021.
•
Gross profit was $(2.2) million compared to $2.0 million in the second quarter of 2021. Adjusted gross profit1 was $0.2 million compared to $4.1 million in the second quarter of 2021. The decrease in adjusted gross profit was primarily driven by lower R&D gross profit and lower PLA volumes at a lower year-over-year margin, partially offset by higher PHA volumes at an improved margin compared to the prior year period.
•
Net loss of $30.4 million included a $2.0 million non-cash gain related to the remeasurement of the Company’s private warrants for the second quarter of 2022.
•
Adjusted EBITDA1 was $(12.9) million in the second quarter of 2022 compared to $(2.7) million in the second quarter of 2021, primarily due to the decline in gross profit as well as prior increases in headcount and salaries to support expansion plans. The second quarter of 2022 also included approximately $1.2 million of R&D and operating expenses related to Danimer Catalytic Technologies, which the Company did not own in the comparable prior year period.
•
Adjusted EBITDAR1, which excludes rent expense primarily associated with the Company’s Kentucky Facility and one of the Company's production facilities in Georgia, was $(12.0) million, compared to $(2.6) million in the prior year second quarter.

(1)

An explanation of non-GAAP measures disclosed in this release and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the “Non-GAAP Financial Measures” section of the release.

Capital Structure and Cash Balance

At June 30, 2022, the Company reported total debt outstanding of $264.3 million, net of $9.7 million of unamortized debt issuance costs, and includes approximately $21.0 million dollars of low-interest New Markets Tax Credit loans that the Company expects will be forgiven in 2026. At June 30, 2022, cash and cash equivalents were $140.4 million.

In July 2022, Danimer was invited to submit a Part II Application for a loan guarantee under the U.S. Department of Energy (DOE) Title XVII Loan Guarantee Program. If successful, the loan guarantee from the DOE would help fund the Company’s capacity expansion, as further detailed in the Company’s press release issued on July 5, 2022.

Outlook

Danimer remains focused on making disciplined investments in its operational platform and infrastructure that will allow it to capture the significant opportunity for its products in coming years.

For the full year 2022, the Company reaffirms its outlook for Adjusted EBITDA to be in the range of $(45) million to $(35) million, compared to $(22.6) million in 2021. The Company now expects full year capital expenditures to be in the range of $175 million to $185 million, inclusive of capitalized interest and internal labor and overhead, with a year-end cash balance in excess of $60 million.

Looking beyond 2022, the Company expects its PHA-based revenues to drive a significant increase in the Company’s overall profitability. The Company remains confident in its ability to execute against its objectives with a prudent focus on profitability and cash management.

Webcast, Conference Call and 10-Q Filing

The Company will host a webcast and conference call on Tuesday, August 9, 2022, at 5:00 p.m. Eastern time to review second quarter of 2022 results, discuss recent events and conduct a question-and-answer session. The live webcast of the conference call can be accessed on the Investor Relations section of the Company’s website at https://ir.danimerscientific.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-9208 or 1-201-493-6784, respectively. Upon dialing in, please request to join the Danimer Scientific Second Quarter 2022 Earnings Conference Call. The archived webcast will be available for replay on the Company's website after the call.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 430 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit www.DanimerScientific.com.

Forward‐Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding our expectations for full year 2022 capital expenditures, Adjusted EBITDA and cash balances. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact on our business, operations and financial results from the ongoing conflict in Ukraine; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

ir@danimer.com

Phone: 229-220-1103

Media

Jonathan Houghton

jhoughton@daltonagency.com

Phone: 615-515-4892

Danimer Scientific, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(in thousands, except share and per share data)	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$140,388	$286,487
Accounts receivable, net	18,224	17,149
Other receivables, net	1,408	3,836
Inventories, net	32,729	24,573
Prepaid expenses and other current assets	5,394	4,737
Contract assets, net	3,900	3,576
Total current assets	202,043	340,358

Property, plant and equipment, net	408,885	316,181
Intangible assets, net	82,495	84,659
Goodwill	62,663	62,649
Right-of-use assets	19,133	19,240
Leverage loans receivable	13,408	13,408
Restricted cash	449	481
Loan fees	1,413	1,397
Other assets	228	224
Total assets	$790,717	$838,597

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$11,748	$20,790
Accrued liabilities	10,994	18,777
Unearned revenue and contract liabilities	2,290	214
Current portion of lease liability	3,337	3,337
Current portion of long-term debt, net	2,242	357
Total current liabilities	30,611	43,475

Private warrants liability	2,571	9,578
Long-term lease liability, net	22,412	22,693
Long-term debt, net	262,032	260,934
Deferred income taxes	483	1,014
Other long-term liabilities	753	638
Total liabilities	$318,862	$338,332

Stockholders' equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized: 101,114,861 and 100,687,820 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	$10	$10
Additional paid-in capital	647,566	619,145
Accumulated deficit	(175,721)	(118,890)
Total stockholders’ equity	471,855	500,265
Total liabilities and stockholders’ equity	$790,717	$838,597

Danimer Scientific, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2022	2021	2022	2021

Revenue:
Products	$11,575	$11,294	$24,791	$22,318
Services	1,128	3,177	2,655	5,334
Total revenue	12,703	14,471	27,446	27,652

Costs and expenses:
Cost of revenue	14,934	12,460	30,999	24,185
Selling, general and administrative	20,975	19,079	43,211	29,199
Research and development	8,913	3,975	16,044	6,594
Loss on sale of assets	1	33	1	33
Total costs and expenses	44,823	35,547	90,255	60,011
Loss from operations	(32,120)	(21,076)	(62,809)	(32,359)

Nonoperating income (expense):
Gain (loss) on remeasurement of private warrants	2,012	58,740	7,007	(21,957)
Interest, net	(652)	(203)	(1,644)	(352)
Gain on forgiveness of debt	-	1,776	-	1,776
Loss on loan extinguishment	-	-	-	(2,604)
Other, net	75	11	84	10
Total nonoperating income (expense):	1,435	60,324	5,447	(23,127)
(Loss) income before income taxes	(30,685)	39,248	(57,362)	(55,486)
Income taxes	240	-	531	-
Net (loss) income	$(30,445)	$39,248	$(56,831)	$(55,486)

Basic net (loss) income per share	$(0.30)	$0.44	$(0.56)	$(0.64)
Diluted net (loss) income per share	$(0.30)	$0.39	$(0.56)	$(0.64)

Weighted average number of shares used to compute:
Basic net (loss) income per share	101,047,650	88,806,086	100,888,185	86,760,615
Effect of dilutive instruments	-	12,718,858	-	-
Diluted net (loss) income per share	101,047,650	101,524,944	100,888,185	86,760,615

Danimer Scientific, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(56,831)	$(55,486)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on remeasurement of private warrants	(7,007)	21,957
Stock-based compensation	27,983	20,696
Depreciation and amortization	8,588	4,311
Inventory reserves	597	-
Deferred income taxes	(531)	-
Loss on write-off of deferred loan costs	-	1,900
Amortization of debt issuance costs and debt discounts	1,152	207
Gain on forgiveness of debt	-	(1,776)
Amortization of right-of-use assets and lease liability	(173)	(806)
Contract asset reserve	1,216	-
Other	872	66
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(2,166)	(3,229)
Other receivables	2,692	(235)
Inventories, net	(10,838)	(4,011)
Prepaid expenses and other current assets	1,434	(1,520)
Contract assets	(1,540)	(1,552)
Other assets	(5)	40
Accounts payable	(2,693)	1,967
Accrued and other long-term liabilities	(2,220)	(3,537)
Unearned revenue and contract liabilities	2,077	(1,633)
Net cash used in operating activities	(37,393)	(22,641)
Cash flows from investing activities:
Purchases of property, plant and equipment	(108,850)	(51,906)
Acquisition of Novomer, net of cash acquired	(14)	-
Proceeds from sales of property, plant and equipment	55	340
Net cash used in investing activities	(108,809)	(51,566)
Cash flows from financing activities:
Proceeds from exercise of warrants, net of issuance costs	-	138,202
Proceeds from long-term debt	-	169
Cash paid for debt issuance costs	(279)	(1,684)
Proceeds from exercise of stock options	197	2,375
Proceeds from employee stock purchase plan	296	92
Principal payments on long-term debt	(88)	(27,075)
Cost related to warrants	(55)	-
Proceeds from issuance of common stock, net of issuance costs	-	(890)
Net cash provided by financing activities	71	111,189
Net (decrease) increase in cash and cash equivalents and restricted cash	(146,131)	36,982
Cash and cash equivalents and restricted cash-beginning of period	286,968	379,897
Cash and cash equivalents and restricted cash-end of period	$140,837	$416,879

Supplemental cash flow information:
Cash paid for interest, net of interest capitalized	$481	$242
Cash paid for operating leases	$1,771	$1,589
Supplemental non-cash disclosure:

Inventory consumed in constructing property, plant and equipment	$2,084	$-
Changes in accounts payable and accrued liabilities related to purchase of PP&E	$(11,797)	$5,983

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDAR”, “Adjusted Gross Profit” and "Adjusted Gross Margin". Danimer management views these metrics as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss plus net interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges or gains that Danimer may record each period such as remeasurement of private warrants, stock-based compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Adjusted EBITDAR is defined as Adjusted EBITDA plus rent expense.

Adjusted Gross Profit is defined as Gross Profit plus depreciation, PLA additive inventory reserve, stock-based compensation and rent expense.

Adjusted Gross Margin is defined as Adjusted Gross Profit divided by total revenue.

Danimer believes that each of Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin is useful to investors in evaluating the Company’s performance because each measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes these non-GAAP metrics offer additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin exclude certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Danimer Scientific, Inc.

Reconciliation of Adjusted EBITDAR and Adjusted EBITDA to Net (Loss) Income (Unaudited)

	Three Months Ended June 30,
	2022	2021
(in thousands)
Net (loss) income	$(30,445)	$39,248
Income taxes	(240)	-
Interest expense, net	652	203
Depreciation and amortization	4,328	2,211
PLA additive inventory reserve	(520)	-
Gain on remeasurement of private warrants	(2,012)	(58,740)
Stock-based compensation	14,546	14,031
Litigation and other legal related	801	950
Transaction related	-	724
Public company transition costs	96	397
Loss on sale of assets	1	33
Gain on forgiveness of debt	-	(1,776)
Other, net	(75)	(11)
Adjusted EBITDA (1)	$(12,868)	$(2,730)
Rent	873	136
Adjusted EBITDAR (1)	$(11,995)	$(2,594)

(1) May not foot due to rounding.

Reconciliation of Adjusted Gross Profit to Gross Profit (Unaudited)

	Three Months Ended June 30,
	2022	2021
(in thousands)
Total revenue	$12,703	$14,471
Cost of revenue	14,934	12,460
Gross Profit	(2,231)	2,011
PLA additive inventory reserve	(520)	-
Depreciation	2,289	1,951
Rent	626	83
Stock-based compensation	10	28
Adjusted Gross Profit (1)	$174	$4,073

Adjusted Gross Margin	1.4%	28.1%

(1) May not foot due to rounding.